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                              OMITTED SCHEDULE LIST


Exhibit A    -  Articles of Incorporation of CRM (Section 2(b))

Exhibit B    -  Bylaws of CRM (Section 2(b))

Exhibit C    -  State of Florida Consent Agreement (Section (2(h))

Exhibit D    -  Legal Proceedings as to the Company (Section 2(j))

Exhibit E    -  Financial Statements of the Company (Section 2(k))

Exhibit F    -  Tax Returns as to the Company (Section 2(l))

Exhibit G    -  Unpaid Customer Contracts and Accounts Payable as to the
                Company (Section 2(m))

Exhibit H    -  Real Property Schedule (Section 2(n))

Exhibit I-1  -  Personal Property Schedule (Section 2(o))

Exhibit I-2  -  Excluded Personal Property (Section 2(o))

Exhibit J    -  Contracts, Licenses, and Agreements (Section 2(p))

Exhibit K    -  Insurance Schedule (Section 2(q))

Exhibit L    -  Benefit Plans (Section 2(r))

Exhibit M    -  Employee Data ((Section 2(s) (ii))

Exhibit N    -  Patents and Trademarks (Section 2(t))

Exhibit O    -  Bank Accounts and Safe Deposit Arrangements ((Section 2(v))





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                        OMITTED SCHEDULE LIST - CONTINUED


Exhibit P    -  Related Party Transactions ((Section 2(x))

Exhibit Q    -  Seller Consulting Agreement

Exhibit R    -  Form of Key Personnel Employment Agreements

Exhibit S    -  Form of Key Personnel Stock Option Agreements

Exhibit T    -  Form of Pledge and Security Agreement